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                                 EXHIBIT 99.1

          Third Quarter and Year 2001 Financial Guidance Disclosures



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                                                                    EXHIBIT 99.1


                             CLAYTON WILLIAMS ENERGY, INC.

             THIRD QUARTER AND YEAR 2001 FINANCIAL GUIDANCE DISCLOSURES


OVERVIEW

Clayton Williams Energy, Inc. and its subsidiaries (the "Company") has prepared this document to provide public disclosure of certain financial and operating estimates in order to permit the preparation of models to forecast the Company's operating results for the quarter ending September 30, 2001 and the year ending December 31, 2001. These estimates are based on information available to the Company as of the date of this filing, and actual results may vary materially from these estimates. The Company does not undertake any obligation to update these estimates as conditions change or as additional information becomes available.

The estimates provided in this document are based on assumptions that the Company believes are reasonable. Until the Company's results of operations for these periods have been finally compiled and released, all of the estimates and assumptions set forth herein constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this document that address activities, events or developments that the Company expects, projects, believes or anticipates will or may occur in the future, or may have occurred through the date of this filing, including such matters as production of oil and gas, product prices, oil and gas reserves, drilling and completion results, capital expenditures and other such matters, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to be materially different from the results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: the volatility of oil and gas prices, the unpredictable nature of the Company's exploratory drilling results; the reliance upon estimates of proved reserves; operating hazards and uninsured risks; competition; government regulation; and other factors referenced in filings made by the Company with the Securities and Exchange Commission.

As a matter of policy, the Company does not attempt to predict any future production from exploratory drilling, nor does it attempt to predict any dry hole and abandonment costs that may result from such drilling activities. Currently, the Company plans to spend approximately $105.2 million on capital expenditures during 2001, of which 83% are attributable to exploratory prospects, including $44.3 million in South Louisiana and $22.5 million in the Cotton Valley Pinnacle Reefs/Sands area. Exploratory prospects generally involve a higher degree of risk than development prospects, but may also offer a higher reserve potential and rate of return on investment. Actual levels of oil and gas production and exploration costs, when ultimately reported, may be materially affected by future exploratory drilling results.

Furthermore, the Company does not attempt to predict gains or losses from sales of property and equipment unless the sale has been consummated prior to the filing of the financial guidance disclosures.

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SUMMARY OF ESTIMATES

The following table sets forth certain estimates being used by the Company to model its anticipated results of operations for the periods shown. When a single value is provided, such value represents the mid-point of the approximate range of estimates. Otherwise, each range of values provided represents the expected low and high estimates for such financial or operating factor.

                                                QUARTER ENDING           QUARTER ENDING
                                              SEPTEMBER 30, 2001        DECEMBER 31, 2001
                                              ------------------        -----------------
                                              (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
     AVERAGE DAILY PRODUCTION:
       Oil (Bbls)..........................     5,800 to 5,900            4,900 to 5,100
       Natural gas liquids (Bbls)..........       500 to 700                450 to 650
       Gas (Mcf)...........................    31,000 to 32,000          37,000 to 39,000
       Oil equivalents (BOE)...............    11,467 to 11,933          11,517 to 12,250

     DIFFERENTIALS:
       Oil ($/Bbl).........................    $(.75) to $(1.00)         $(.75) to $(1.00)
       Natural gas liquids ($/Bbl).........   $(6.00) to $(9.00)        $(6.00) to $(9.00)
       Gas ($/Mcf).........................    $(.30) to $(.60)          $(.30) to $(.60)

     COSTS VARIABLE BY PRODUCTION ($/BOE):
       Lease operating expenses (including
         production taxes).................     $4.50 to $5.00            $4.25 to $4.75
       DD&A - Oil and gas properties.......     $8.50 to $9.50            $8.50 to $9.50

     OTHER REVENUES (EXPENSES):
       Natural gas services:
         Revenues..........................    $2,700 to $2,900          $2,700 to $2,900
         Operating costs...................  $(2,600) to $(2,700)      $(2,600) to $(2,700)
       Exploration costs:
         Abandonments and impairments......  $(1,100) to $(1,600)        $(500) to $(1,000)
         Seismic and other.................    $(500) to $(1,000)        $(500) to $(1,000)
       DD&A - Other........................    $(250) to $(300)          $(250) to $(300)
       General and administrative..........  $(1,900) to $(2,200)      $(2,000) to $(2,300)
       Interest expense....................    $(800) to $(1,000)        $(900) to $(1,100)

     INCOME TAX RATE:
       Current.............................           0%                        0%
       Deferred............................          35%                       35%

     WEIGHTED AVERAGE SHARES OUTSTANDING
     (IN THOUSANDS):
       Basic...............................     9,300 to 9,400            9,300 to 9,400
       Diluted.............................     9,400 to 9,700            9,400 to 9,700

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CAPITAL EXPENDITURES

The Company revised its estimates of capital expenditures for 2001 from $96.8 million to $105.2 million, approximately 83% of which is applicable to exploratory prospects. The following sets forth the Company's planned capital expenditures by area for 2001.

                                 ACTUAL          ESTIMATED
                              EXPENDITURES     EXPENDITURES         ESTIMATED
                               SIX MONTHS       SIX MONTHS         EXPENDITURES
                                  ENDED            ENDED            YEAR ENDED        PERCENT
                              JUNE 30, 2001   DECEMBER 31, 2001  DECEMBER 31, 2001    OF TOTAL
                              -------------   -----------------  -----------------    --------
South Louisiana.............  $     33,700       $     10,600       $     44,300          42%
Cotton Valley Reefs/Sands...        13,900              8,600             22,500          21%
Austin Chalk (Trend)........        11,700              2,200             13,900          13%
Bossier Sands...............         7,400                900              8,300           8%
South Texas.................         5,200                 -               5,200           5%
West Texas..................         3,100                800              3,900           4%
New Mexico..................         3,100                 -               3,100           3%
Other Areas.................         3,100                900              4,000           4%
                              ------------       ------------       ------------      --------
                              $     81,200       $     24,000       $    105,200         100%
                              ============       ============       ============      ========


SUPPLEMENTARY INFORMATION

Oil and Gas Production
----------------------

The following table sets forth, by area, the approximate mid-point of the estimated range of daily net production for the third and fourth quarters of 2001.

                                                DAILY NET PRODUCTION
                                       -----------------------------------
                                       OIL (Bbl)    NGL (Bbl)    GAS (Mcf)
                                       ---------    ---------    ---------
THIRD QUARTER 2001:
     Austin Chalk (Trend)...........     4,880         435          4,576
     Cotton Valley Reefs/Sands......        -           -          20,772
     Louisiana......................       141          -           1,152
     New Mexico/West Texas..........       761         163          1,446
     Other..........................        98          33          3,871
                                       ---------    ---------     ---------
                                         5,880         631         31,817
                                       =========    =========     =========

FOURTH QUARTER 2001:
     Austin Chalk (Trend)...........     4,120         391          4,000
     Cotton Valley Reefs/Sands......        -           -          24,598
     Louisiana......................       130          -           3,293
     New Mexico/West Texas..........       652         130          1,304
     Other..........................        98          33          4,925
                                       ---------    ---------     ---------
                                         5,000         554         38,120
                                       =========    =========     =========

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Cotton Valley gas production includes estimated net production from all seven of the Company's completed Pinnacle Reef/Sand wells, including the Neyland #1 beginning in September 2001, but does not include any production that may be derived from future wells drilled in this area. Oil and gas production includes net production from all South Louisiana wells which are either producing or are being completed as of the date of this filing, but does not include any estimates of production that may be derived from wells drilled subsequent to the date of this filing.

Accounting for Derivatives
--------------------------

Effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No.133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), which established new accounting and reporting requirements for derivative instruments and hedging activities. The Company does not attempt to predict the effect SFAS 133 will have on future earnings. The following summarizes information concerning the Company's net positions in open fixed-price contracts as of June 30, 2001, plus positions taken subsequent to June 30, 2001.

                                                 OIL SWAPS               GAS SWAPS
                                            ------------------     -------------------
                                                       AVERAGE                 AVERAGE
                                              Bbls      PRICE        MMBtu      PRICE
                                            -------    -------     ---------   -------
         CONTRACT PERIOD:
             3rd Quarter 2001............   255,000    $ 28.07       606,360   $  3.32
             4th Quarter 2001............   124,000    $ 27.70     1,666,360   $  3.64
             Thereafter through 2007.....        -     $    -      3,700,384   $  3.64
                                            -------                ---------
                                            379,000    $ 27.95     5,973,104   $  3.60
                                            =======                =========